SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                 ___________________

                                       FORM 8-K

                                    CURRENT REPORT

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934




          Date of Report (date of
          earliest event reported):                    October 15, 1997


                                      GPU, Inc.
                  (Exact name of registrant as specified in charter)


            Pennsylvania             1-6047              13-5516589
          (State or other           Commission           (IRS employer
           jurisdiction of          file number)       identification no.)
           incorporation)




                 100 Interpace Parkway, Parsippany, New Jersey  07054
            (Address of principal executive offices)           (Zip Code)




        Registrant's telephone number, including area code: (201) 263-6500

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          ITEM 5.   OTHER EVENTS.

                  As  previously announced, on October 12, 1997 the State of

          Victoria, Australia  named  GPU as  the  winning bidder  for  the assets of  PowerNet Victoria,  the State's  electric transmission company.  GPU has agreed to pay the State a  total purchase price of US$1.88 billion.  Financial closing is expected to take place on or about November 6, 1997.

                  GPU will  finance the  acquisition of  PowerNet through a

          combination  of  non-recourse debt  financing  in  the amount  of approximately US$1.380 billion, which is being underwritten by an

          Australian  banking syndicate  led  by the  Chase Manhattan  Bank

          Australia, Dresdner  Bank Australia and JP  Morgan Australia, and

          equity  financing in the amount  of US$450 million  provided by a

          Chase Manhattan Bank loan facility.  GPU will initially  guaranty

          $50  million, of  borrowings under  the Chase  facility and  when authorized by the Securities  and Exchange Commission, the entire amount of the outstanding borrowings.  GPU will also make a US$50 million equity contribution at the closing.

                  GPU presently  owns a  50% interest  in  Solaris Power,  a distribution company serving  customers in and around  Melbourne,

          Australia, which  GPU acquired  in 1995 in  partnership with  the

          Australian Gas  Light Company.  Under  the Victorian Government's

          cross-ownership restrictions, GPU will  be required to reduce its ownership interest in Solaris  Power to not more than  20% within

          six months.   GPU  will use  the net proceeds  from this  sale to

          repay  the  Solaris'  acquisition  debt  (currently  about  US$57 million)  and  the balance  to repay  a  portion of  the PowerNet equity financing.

                  In   connection  with   the  PowerNet   transaction,   GPU

          announced that  it  plans  to sell  up  to 7  million  shares  of

          additional common  stock in early  1998.   GPU would use  the net

          proceeds  from such  sale  to  repay  debt  associated  with  the

          PowerNet acquisition and its  1996 acquisition of a  50% interest in Midlands Electricity.

                  Finally, GPU announced  that it intends to proceed with  a sale of its fossil  fuel and hydroelectric generating facilities.

          These  plants,  operated by  GPU  Generation,  total about  5,300 megawatts of capacity and have a book value of approximately $1.1

          billion.    As  previously  reported,  GPU  has  entered  into  a

          confidentiality  agreement with  a  potential  purchaser  of  the

          Oyster  Creek and Three Mile Island Unit No. 1 nuclear generating stations.

                  A copy  of GPU's  related news  release is  annexed as  an exhibit.


          Item 7.      Financial Statements, Pro Forma Financial
                  Information and Exhibits.

                  (c) Exhibits.

                       1.   GPU News Release, dated October 12, 1997.

                                       SIGNATURE


                    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                        GPU, INC.


                                        By:______________________________
                                             T.G. Howson, Vice President
                                             and Treasurer


          Date:  October 15, 1997

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